SLM Student Loan Trust 1998-1 Quarterly Servicing Report
Collection Period 01/01/2005-03/31/2005 Distribution Date 04/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics	03/19/1998	12/31/2004	03/31/2005

	Principal Balance	$2,949,265,755.00	$659,313,536.41	$596,957,565.35
	Interest to be Capitalized Balance	49,895,105.00	3,835,391.32	3,691,058.64

	Pool Balance	$2,999,160,860.00	$663,148,927.73	$600,648,623.99
	Specified Reserve Account Balance	7,497,902.00	-N/A -	-N/A -

	Adjusted Pool (1)	$3,006,658,762.00	$663,148,927.73	$600,648,623.99

	Weighted Average Coupon (WAC)	8.23%	5.43%	5.48%
	Weighted Average Remaining Term	121.00	89.27	88.53
	Number of Loans	761,259	223,722	207,361
	Number of Borrowers	325,034	103,153	96,087
	Aggregate Outstanding Principal Balance -Tbill	$2,999,160,860.00	$663,133,903.45	$600,648,623.99
	Aggregate Outstanding Principal Balance -Commercial Paper	$—	$15,024.28	$—

	Since Issued CPR		9.41%	9.62%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40%of the original pool.

B	Debt Securities	Cusip/Isin	01/25/2005	04/25/2005

	A1	78442GAX4	$—	$—
	A2	78442GAY2	$556,598,927.73	$494,098,623.99
	Certs	78442GAZ9	$106,550,000.00	$106,550,000.00

C	Account Balances	01/25/2005	04/25/2005

	Reserve Account Balance	$2,999,161.00	$2,999,161.00

D	Asset/Liability	01/25/2005	04/25/2005

	Adjusted Pool Balance	$663,148,927.73	$600,648,623.99
	Total Notes	$663,148,927.73	$600,648,623.99
	Difference	$—	$—
	Parity Ratio	1.00000	1.00000

II.       Trust Activity 01/01/2005 through 03/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	26,041,342.87
	Guarantor Principal	9,641,968.75
	Consolidation Activity Principal	29,562,674.25
	Seller Principal Reimbursement	(174.48)
	Servicer Principal Reimbursement	1,774.51
	Rejected Claim Repurchased Principal	18,537.36
	Other Principal Deposits	3,220.64

	Total Principal Receipts	$65,269,343.90

B	Student Loan Interest Receipts
	Borrower Interest	4,472,865.40
	Guarantor Interest	517,928.20
	Consolidation Activity Interest	280,230.68
	Special Allowance Payments	1,140,571.93
	Interest Subsidy Payments	687,943.67
	Seller Interest Reimbursement	534.87
	Servicer Interest Reimbursement	29,548.46
	Rejected Claim Repurchased Interest	1,449.98
	Other Interest Deposits	421,634.27

	Total Interest Receipts	$7,552,707.46

C	Investment Income	$329,213.39

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$309,959.03

I	Less: Funds Previously Remitted:
	Servicing Fees	$(814,303.14)
	Consolidation Loan Rebate Fees	$(262,168.56)

	Total Funds Previously Remitted	$(1,076,471.70)

J	AVAILABLE FUNDS	$72,384,752.08

K	Non-Cash Principal Activity During Collection Period	$(2,913,372.84)

L	Non-Reimbursable Losses During Collection Period	$6,384.64

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$22,669.32

N	Aggregate Loan Substitutions	$—

III. 1998-1 Portfolio Characteristics

		03/31/2005				12/31/2004
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	3.97%	1,323	$4,689,100.04	0.785%	3.98%	1,421	$4,987,643.72	0.756%

	GRACE	3.90%	375	$1,356,522.31	0.227%	3.92%	462	$1,711,020.35	0.260%

	DEFERMENT	4.80%	25,027	$86,193,860.97	14.439%	4.79%	26,263	$91,152,641.95	13.825%

REPAYMENT:	CURRENT	5.76%	137,045	$324,409,566.19	54.344%	5.68%	144,055	$351,858,035.98	53.367%

	31-60 DAYS DELINQUENT	5.62%	7,209	$26,868,750.06	4.501%	5.63%	9,145	$33,416,728.65	5.068%

	61-90 DAYS DELINQUENT	5.60%	4,165	$16,769,506.13	2.809%	5.61%	5,567	$21,520,621.12	3.264%

	91-120 DAYS DELINQUENT	5.54%	2,684	$11,359,423.29	1.903%	5.52%	3,322	$13,175,163.76	1.998%

	> 120 DAYS DELINQUENT	5.36%	8,865	$36,755,240.25	6.157%	5.31%	10,435	$42,998,601.42	6.522%

	FORBEARANCE	5.26%	19,009	$82,243,770.00	13.777%	5.20%	21,220	$91,561,067.16	13.887%

	CLAIMS IN PROCESS	5.05%	1,656	$6,298,464.33	1.055%	5.06%	1,827	$6,914,146.32	1.049%

	AGED CLAIMS REJECTED	5.05%	3	$13,361.78	0.002%	5.06%	5	$17,865.98	0.003%

TOTAL			207,361	$596,957,565.35	100.00%		223,722	$659,313,536.41	100.00%

*	Percentages may not total 100% due to rounding

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

IV. 1998-1 Portfolio Characteristics (cont’d)

	03/31/2005	12/31/2004
Pool Balance	$600,648,623.99	$663,148,927.73
Total # Loans	207,361	223,722
Total # Borrowers	96,087	103,153
Weighted Average Coupon	5.48%	5.43%
Weighted Average Remaining Term	88.53	89.27
Non-Reimbursable Losses	$6,384.64	$102,925.69
Cumulative Non-Reimbursable Losses	$4,646,734.93	$4,640,350.29
Since Issued CPR	9.62%	9.41%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$19,987.34	$—
Cumulative Rejected Claim Repurchases	$1,345,839.93	$1,325,852.59
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

V. 1998-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.23%	133,314	$274,803,829.11	46.034%
	- GSL - Unsubsidized	4.08%	47,983	129,337,015.99	21.666%
	- PLUS Loans	5.27%	5,420	13,109,028.61	2.196%
	- SLS Loans	5.41%	4,644	16,540,211.69	2.771%
	- Consolidation Loans	8.72%	16,000	163,167,479.95	27.333%

	Total	5.48%	207,361	$596,957,565.35	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.28%	154,378	$367,011,157.26	61.480%
	- Two Year	4.18%	27,477	49,101,401.84	8.225%
	- Technical	4.19%	9,546	18,029,088.08	3.020%
	- Other	8.72%	15,960	162,815,918.17	27.274%

	Total	5.48%	207,361	$596,957,565.35	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			7,490,981.25
	Interest Subsidy Payments Accrued			$625,554.33
	Special Allowance Payments Accrued			$1,591,780.34
	Investment Income			$329,213.39

	Net Expected Interest Collections			$10,037,529.31
	Accrual Daycount Fraction			0.246575342
	Primary Servicing Fee			$1,208,427.36
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$663,148,927.73
	Student Loan Rate			5.38730%

*	Percentages may not total 100% due to rounding.

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VI. 1998-1 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
01/25/2005	01/31/2005	7	2.366%
02/01/2005	02/07/2005	7	2.525%
02/08/2005	02/14/2005	7	2.530%
02/15/2005	02/22/2005	8	2.592%
02/23/2005	02/28/2005	6	2.669%
03/01/2005	03/07/2005	7	2.772%
03/08/2005	03/14/2005	7	2.767%
03/15/2005	03/21/2005	7	2.792%
03/22/2005	03/28/2005	7	2.859%
03/29/2005	04/04/2005	7	2.839%
04/05/2005	04/11/2005	7	2.792%
04/12/2005	04/24/2005	13	2.767%

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VII. 1998-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$72,384,752.08
A	Primary Servicing Fee	$394,124.22	$71,990,627.86
B	Administration Fee	$20,000.00	$71,970,627.86
C	Noteholders' Interest Distribution Amount	$4,739,706.73	$67,230,921.13
D	Certificateholders' Return Distribution Amount	$962,496.80	$66,268,424.33
E	Noteholders' Principal Distribution Amount	$62,500,303.74	$3,768,120.59
F	Certificateholders' Balance Distribution Amount	$—	$3,768,120.59
G	Reserve Account Reinstatement	$—	$3,768,120.59
H	Carryover Servicing Fee	$84,961.94	$3,683,158.65
I	Noteholders' Carryover Interest	$—	$3,683,158.65
J	Certificateholders' Carryover Return	$—	$3,683,158.65
K	Excess Distribution	$3,683,158.65	$—

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VIII. 1998-1 Distributions

A	Distribution Amounts		A1	A2	Certs

	Cusip/Isin		78442GAX4	78442GAY2	78442GAZ9
	Beginning Balance		$—	$556,598,927.73	$106,550,000.00
	Index		TBILL	TBILL	TBILL
	Spread/Fixed Rate		0.71%	0.76%	0.97%
	Daycount Fraction		0.24657534	0.24657534	0.24657534
	Interest Rate		0.00000%	3.45350%	3.66350%
	Accrued Interest Factor		0.000000000	0.008515479	0.009033288
	Current Interest Due		$—	$4,739,706.73	$962,496.80
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Total Interest Due		$—	$4,739,706.73	$962,496.80
	Interest Paid		$—	$4,739,706.73	$962,496.80
	Interest Shortfall		$—	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Current Interest Carryover Due		$—	$—	$—
	Interest Carryover Paid		$—	$—	$—
	Unpaid Interest Carryover		$—	$—	$—
	Principal Paid		$—	$62,500,303.74	$—
	Ending Principal Balance		$—	$494,098,623.99	$106,550,000.00
	Paydown Factor		0.000000000	0.051041489	0.000000000
	Ending Balance Factor		0.000000000	0.403510514	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$663,148,927.73

	Current Adjusted Pool Balance	$600,648,623.99

	Current Principal Due	$62,500,303.74

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$62,500,303.74

	Principal Paid	$62,500,303.74

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$2,999,161.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	3,683,158.65

	Balance Available	$6,682,319.65

	Required Reserve Acct Balance	$2,999,161.00

	Release to Excess Distribution Certificateholder	$3,683,158.65

	Ending Reserve Account Balance	$2,999,161.00

Trust 1998-1 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005